Exhibit 99.1

October 4, 2022

Fortress Transportation and Infrastructure Investors LLC Announces Date for Special Meeting of Shareholders

NEW YORK, October 4, 2022 (GLOBE NEWSWIRE) -- Fortress Transportation and Infrastructure Investors LLC (NASDAQ: FTAI), a Delaware limited liability company (“FTAI” or the “Company”), announced today that its Board of Directors has set November 9, 2022 at 8:00 a.m., local time, as the date for its special meeting of shareholders to, among other things, consider and vote on a proposal to adopt the previously announced merger agreement, dated August 12, 2022, by FTAI, FTAI Finance Holdco Ltd., which following the completion of the merger will be named FTAI Aviation Ltd. (“FTAI Aviation”), and FTAI Aviation Merger Sub LLC. The special meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001. Only shareholders of record at the close of business on October 6, 2022 will be entitled to be present and vote at the meeting.

An amendment to FTAI Aviation’s preliminary registration statement on Form S-4 was filed with the SEC on October 4, 2022 with detailed information regarding the proposed merger and procedures for attending the meeting.

About Fortress Transportation and Infrastructure Investors LLC

FTAI primarily invests across the aviation sector and targets high quality aviation equipment and assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed restructuring transaction between FTAI and FTAI Aviation. In connection with the proposed transaction, FTAI Aviation filed an amendment to the preliminary registration statement on Form S-4 with the SEC on October 4, 2022 and intends to file a final registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of FTAI and that also constitutes a prospectus of FTAI Aviation. Each of FTAI and FTAI Aviation may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or Registration Statement or any other document that FTAI or FTAI Aviation may file with the SEC. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of FTAI. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about FTAI and FTAI Aviation, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by FTAI and FTAI Aviation will be available free of charge on FTAI’s website at https://www.ftandi.com or by contacting FTAI’s Investor Relations Department by email at ir@ftandi.com or by phone at (212) 798-6128.

Participants in the Solicitation

FTAI, FTAI Aviation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of FTAI is set forth in FTAI’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 14, 2022, and FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus included in the Registration Statement, and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Registration Statement and the proxy statement/prospectus carefully when these become available before making any voting or investment decisions. You may obtain free copies of these documents from FTAI using the source indicated above.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to information regarding the transactions contemplated by the spin-off and the commencement of trading. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to FTAI. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and FTAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, as updated by annual, quarterly and other reports FTAI files with the SEC, which are available on FTAI’s website (www.ftandi.com), and the risk factors set forth in FTAI Aviation’s preliminary registration statements filed with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for FTAI to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. FTAI expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FTAI’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com